UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2023
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800
Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	The Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On May 24, 2023, LKQ Corporation (the "Company," "we," "us," or "our") completed an offering of $1.4 billion aggregate principal amount of senior unsecured notes, consisting of $800 million senior notes due 2028 (the "2028 Notes") and $600 million senior notes due 2033 (the "2033 Notes" and together with the 2028 Notes, the "Notes") in a private placement conducted pursuant to Rule 144A and Regulation S under the United States Securities Act of 1933 (the "Securities Act"). The net proceeds from the offering of the Notes will be used, together with borrowings under our term loan credit agreement, dated as of March 27, 2023 and described in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on March 28, 2023 (the "CAD Note") (i) to finance a portion of the consideration payable for our previously announced acquisition (the "Uni-Select Acquisition") of Uni-Select Inc. ("Uni-Select"), including repaying existing Uni-Select indebtedness, (ii) to pay associated fees and expenses, including fees and expenses incurred in connection with the offering, and (iii) for general corporate purposes. The Notes are governed by the Indenture, dated as of May 24, 2023 (the "Indenture"), among the Company, certain of the Company's subsidiaries (the "Guarantors") and U.S. Bank Trust Company, National Association, as trustee.

The 2028 Notes and 2033 Notes bear interest at rates of 5.75% and 6.25%, respectively, per year from the date of original issuance or from the most recent payment date on which interest has been paid or provided for. Interest on the Notes is payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2023. The Notes will be initially fully and unconditionally guaranteed on a senior unsecured basis by each of our wholly owned domestic subsidiaries that are guarantors under our credit agreement, dated as of January 5, 2023 and described in our Current Report on Form 8-K filed with the SEC on January 6, 2023 (the "Senior Unsecured Credit Agreement") or the CAD Note and each of our domestic subsidiaries that in the future agrees to guarantee obligations under the Senior Unsecured Credit Agreement, the CAD Note, any other Credit Facility Debt or any Capital Markets Debt (as such terms are defined in the Indenture).

Each subsidiary guarantee will rank equally in right of payment with all existing and future liabilities of the applicable subsidiary guarantor that are not subordinated. Each subsidiary guarantee will effectively rank junior to any secured indebtedness of its respective subsidiary guarantor to the extent of the lesser of the amount of such secured indebtedness and the value of the assets securing such indebtedness. Under the terms of any subsidiary guarantee, holders of the Notes will not be required to exercise their remedies against us before they proceed directly against the subsidiary guarantors.

Prior to May 15, 2028 in the case of the 2028 Notes or March 15, 2033 in the case of the 2033 Notes (each such date a "Par Call Date"), we may redeem the 2028 Notes or 2033 Notes, as applicable, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming, in each case, that such Notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points in the case of the 2028 Notes or 45 basis points in the case of the 2033 Notes, less interest accrued to the date of redemption; and (ii) 100% of the principal amount of the Notes to be redeemed; plus in either case, accrued and unpaid interest thereon to, but excluding the redemption date. On or after the applicable Par Call Date we may redeem the Notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. If the Uni-Select Acquisition is not consummated or the Arrangement Agreement, dated as of February 26, 2023 and described in our Current Report on Form 8-K filed with the SEC on February 28, 2023 (the "Uni-Select Agreement") is terminated, in each case, on or prior to November 27, 2023 (subject to extension to February 26, 2024 if certain regulatory approvals are not received by November 27, 2023, or such later date to which the “Outside Date” (as defined in the Uni-Select Agreement as in effect on May 24, 2023) may be extended in accordance with the terms of the Uni-Select Agreement), then we will be required to redeem the 2033 Notes, in whole and not in part, at a redemption price of 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

In connection with the sale of the Notes, we entered into a Registration Rights Agreement, dated as of May 24, 2023 (the "Registration Rights Agreement"), with the Guarantors and BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers of the Notes identified therein. Under the Registration Rights Agreement the Company and the Guarantors have agreed to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange each series of Notes and related guarantees for new notes of such series (the “Exchange Notes”) and new related guarantees, which will have terms substantially identical in all material respects to the applicable series of Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions and Additional Interest (as defined below)) and (ii) cause such exchange offer registration statement to be declared effective under the Securities Act within 330 days after the issue date of the Notes. A "Registration Default" will be deemed to occur if (x) we have not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of an exchange offer within 365 days after the issue date of the Notes; (y) if required, we have not had a shelf registration statement declared effective under the Securities Act within 270 days after the date, if any, on which we became obligated to file the shelf registration statement pursuant to the registration rights agreement; or (z) if applicable, a shelf registration statement covering resales of the notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable at any time during the effectiveness period and such failure to remain effective or usable exists for more than 90 days (whether or not consecutive) in any 12-month period (subject to certain exceptions); additional interest ("Additional Interest") will accrue on the principal amount of the applicable Notes which have not been registered and/or exchanged at a rate of 0.25% per annum during the 90-day period beginning on the day immediately following the occurrence of any Registration Default, which rate will, after such 90-day period, increase to a maximum of 0.50% per annum thereafter commencing on the day immediately following such Registration Default.

The foregoing summary of the Indenture, the Notes, and the Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture (which includes the form of the Notes), which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference, and the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Indenture and the Registration Rights Agreement have been incorporated by reference herein to provide you with information regarding their respective terms. Neither the Indenture nor the Registration Rights Agreement is intended to provide any factual information about the Company. Certain factual information about the Company can be found elsewhere in other public filings it has made with the SEC, which are available without charge at www.sec.gov.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Indenture dated as of May 24, 2023 among LKQ Corporation, as Issuer, the Guarantors, and U.S. Bank Trust Company, National Association, as Trustee.
10.1	Registration Rights Agreement dated as of May 24, 2023 among LKQ Corporation, as Issuer, the Guarantors, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers named therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 26, 2023

LKQ CORPORATION

By:	/s/ Rick Galloway
Rick Galloway
Senior Vice President and Chief Financial Officer